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                                                                    EXHIBIT 23.1
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                      Consent of Independent Accountants

To the Directors and Stockholders of PerSeptive Biosystems, Inc.:

     We consent to the incorporation by reference in the Registration Statement of PerSeptive Biosystems, Inc. on Form S-8, related to the Company's 1997 Non-Qualified Stock Option Plan, of our reports dated November 20,1996, on our audits of the consolidated financial statements and financial statement schedule of PerSeptive Biosystems, Inc. as of September 30, 1996 and 1995, and for the two years ended September 30, 1996 and 1995.

                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 21, 1997